Cypress Environmental Partners GP, LLC 8-K

Exhibit 99.1

CYPRESS ENVIRONMENTAL PARTNERS REPORTS FIRST QUARTER RESULTS

TULSA, May 14, 2021 - Today, Cypress Environmental Partners, L.P., (NYSE: CELP) (“Cypress”) reported its financial results for the three months ended March 31, 2021.

HIGHLIGHTS

►	Cypress reduced debt by $20.2 million during the first quarter of 2021.
►	Net loss attributable to common unitholders of $3.7 million for the three months ended March 31, 2021.
►	Adjusted EBITDA of ($0.8 million) for the three months ended March 31, 2021.
►	Distributable cash flow (DCF) of ($3.1 million) for the three months ended March 31, 2021.
►	Our common unit and preferred unit distributions remain suspended as we focus on reducing debt.
►	Received first award for inspection services on non-energy municipal infrastructure.

FIRST QUARTER 2021 SUMMARY FINANCIAL RESULTS

	Three Months Ended
	March 31,
	2021	2020
	(Unaudited)
	(in thousands, except per unit amounts)
Net loss	$(3,147)	$(877)
Net loss attributable to common unitholders	$(3,686)	$(1,822)
Net loss per limited partner unit – basic and diluted	$(0.30)	$(0.15)
Adjusted EBITDA (1)	$(820)	$2,668
Distributable cash flow (1)	$(3,119)	$368

(1)       This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, adjusted EBITDA attributable to limited partners, and distributable cash flow. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure in schedules at the end of this press release.

Cypress Environmental Partners, L.P. – Q1 2021 Earnings Release

CEO'S PERSPECTIVE

“The operating results for the quarter were both disappointing and unacceptable. During the quarter we took additional measures to reduce our costs with an additional reduction in workforce and furloughs. The COVID-19 global pandemic has had a profound impact on our customers, and in turn us. As commodity prices have continued to improve with WTI crude oil approaching $65 per barrel, we are seeing our customers resume spending on inspection services that were deferred and we have seen some nominal growth in the number of inspectors deployed. The first and fourth quarters are typically our slower quarters each year. I continue to be proud of how our employees have handled the challenges in the field and the work from home environment. We have re-opened our regional field offices, and we are re-opening our headquarters this month,” said Peter C. Boylan III, Chairman, President, and CEO. “Our sales efforts are beginning to show some promising results with some exciting wins with new municipal (City or County) customers inspecting non-energy public assets. We made $20.2 million of payments during the quarter to reduce the balance on our revolving credit facility to $41.8 million at March 31, 2021. We are significantly restricted on our ability to make cash distributions on our common and preferred units during this renewal term. An affiliate of our general partner has graciously agreed to suspend his right to receive distributions on his preferred equity until we reduce our leverage.”

“We continue our diversification efforts to offer our inspection services to other industries, including municipal infrastructure, water, sewer, electrical transmission, bridge infrastructure, and renewables (such as wind, solar, and hydroelectric). We have begun bidding on inspection opportunities in these new markets and have won a nice multi-year new contract, and have several other bids pending. Strategically, over time we hope to have the majority of our inspection revenue coming from these new segments. We still serve less than 10% of the energy market and continue to focus on winning new customers. We also continue to make meaningful progress winning new business with public utilities that provide natural gas to consumers and businesses.”

SEGMENT UPDATE

Inspection Services

►	During the first quarter Cypress had an average headcount of 447 inspectors working throughout the United States. Although several large projects that had been previously awarded were cancelled in 2020 with the economic downturn, Cypress continues to bid and win new work. Headcount in early 2021 has remained low, as customers continue to evaluate their spending plans. The monthly average inspector headcount reached a low of 436 in January 2021 and increased to 459 in March 2021. Cypress expects to see headcount increase in the coming months.
►	Cypress continues to aggressively pursue organic business development (despite the work-from-home environment that has precluded in person meetings with customers) and has successfully been awarded some new customer contracts and has renewed existing contracts.
►	Legal expenses in the quarter were $0.6 million defending various Fair Labor Standards Act litigation matters.

Pipeline & Process Services (“PPS”)

►	Activity slowed toward the end of 2020 and continues to be slow, as many projects that began prior to the pandemic were completed earlier in 2020. The PPS segment implemented substantial salary reductions, furloughs, and reductions-in-force in the first quarter 2021. Revenues reached a low of less than $0.1 million in January and February 2021 and increased to $0.3 million in March 2021.
►	Bid activity has recently increased after a very slow start in 2021. However, the backlog remains weak.

Cypress Environmental Partners, L.P. – Q1 2021 Earnings Release

Water & Environmental Services (“Environmental Services”)

►	Cypress’s water treatment facilities generally receive more water when its customers’ oil production increases from the completion of new oil wells in North Dakota. Fifteen drilling rigs are currently operating in North Dakota, an increase of approximately 36% compared to only eleven at the end of 2020. This compares to 53 rigs in February 2020, prior to the COVID-19 pandemic. The volume of water processed reached a low of 0.4 million barrels in February 2021 and increased to 0.5 million barrels in March 2021.
►	The pending Dakota Access Pipeline decision in a Federal lawsuit remains a major overhang in North Dakota.
►	Several North Dakota customers have recently divested their assets to new buyers that may have a stronger interest in expanding their production.

COMMON UNIT & PREFERRED UNIT DISTRIBUTIONS

In July 2020, Cypress announced that it had temporarily suspended common unit distributions. Cypress’s credit facility, as amended in March 2021, contains significant restrictions on the payment of distributions. As a result, Cypress does not expect to pay significant distributions in the near term; instead, Cypress expects to continue to use available cash to pay down debt and for working capital needs. An affiliate of the General Partner of Cypress also agreed to suspend the distribution payment to which he is entitled on his preferred units.

FIRST QUARTER 2021 OPERATING RESULTS BY BUSINESS SEGMENT

Inspection Services

The Inspection Services segment’s results for the three months ended March 31, 2021 and 2020 were:

►	Revenue - $25.5 million and $63.9 million, respectively, a decrease of 60%.
►	Gross Margin - $2.6 million and $6.4 million, respectively, a decrease of 59%.

Pipeline & Process Services (“PPS”)

The PPS segment’s results for the three months ended March 31, 2021 and 2020 were:

►	Revenue - $0.3 million and $2.9 million, respectively, a decrease of 89%.
►	Gross Margin – ($0.5 million) and $0.6 million, respectively, a decrease of 189%.

Water & Environmental Services (“Environmental Services”)

The Environmental Services segment’s results for the three months ended March 31, 2021 and 2020 were:

►	Revenue - $1.2 million and $1.7 million, respectively, a decrease of 30%.
►	Gross Margin - $0.8 million and $1.0 million, respectively, a decrease of 25%.

CAPITALIZATION, LIQUIDITY, AND FINANCING

Cypress had outstanding borrowings of $41.8 million on its credit facility and cash and cash equivalents of $5.3 million at March 31, 2021. In March 2021, Cypress reached agreement with the lenders to modify and extend the maturity of the credit agreement to May 31, 2022. The total capacity on the amended credit facility is $75.0 million. The amendment increased the allowable gross leverage ratio to 6.0x at March 31, 2021, 5.3x at June 30, 2021, and 4.5x at September 30, 2021. The maximum leverage ratio returns to 4.0x at December 31, 2021. Cypress had a gross leverage ratio of 5.2x at March 31, 2021.

Cypress Environmental Partners, L.P. – Q1 2021 Earnings Release

CAPITAL EXPENDITURES

During the quarter, Cypress had $0.1 million in maintenance capital expenditures and no expansion capital expenditures, which are reflective of an attractive business model that requires minimal capital expenditures.

QUARTERLY REPORT

Cypress filed its quarterly report on Form 10-Q for the three months ended March 31, 2021 with the Securities and Exchange Commission today. Cypress will also post a copy of the Form 10-Q on its website at www.cypressenvironmental.biz.

NON-GAAP FINANCIAL INFORMATION

This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA attributable to limited partners, and distributable cash flow. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. Cypress's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including revenues, net income or loss attributable to limited partners, net cash provided by or used in operating activities, or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity, or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by Cypress may not be comparable to similarly-titled measures of other entities because other entities may not calculate their measures in the same manner.

Cypress defines adjusted EBITDA as net income or loss exclusive of (i) interest expense, (ii) depreciation, amortization, and accretion expense, (iii) income tax expense or benefit, (iv) equity-based compensation expense, (v) and certain other unusual or nonrecurring items. Cypress defines adjusted EBITDA attributable to limited partners as adjusted EBITDA exclusive of amounts attributable to the general partner and to noncontrolling interests. Cypress defines distributable cash flow as adjusted EBITDA attributable to limited partners less cash interest paid, cash income taxes paid, maintenance capital expenditures, and cash distributions paid or accrued on preferred equity. Management believes these measures provide investors meaningful insight into results from ongoing operations.

These non-GAAP financial measures are used as supplemental liquidity and performance measures by Cypress's management and by external users of its financial statements, such as investors, banks, and others to assess:

►	financial performance of Cypress without regard to financing methods, capital structure or historical cost basis of assets;
►	Cypress's operating performance and return on capital as compared to those of other companies, without regard to financing methods or capital structure; and
►	the ability of Cypress's businesses to generate sufficient cash to pay interest costs, support its indebtedness, and make cash distributions to its unitholders.

ABOUT CYPRESS ENVIRONMENTAL PARTNERS, L.P.

Cypress Environmental Partners, L.P. is a master limited partnership that provides essential environmental services to the energy and utility industries, including pipeline & infrastructure inspection, nondestructive examination testing, various integrity services, and pipeline & process services throughout the United States. Cypress also provides environmental services to upstream and midstream energy companies and their vendors in North Dakota, including water treatment, hydrocarbon recovery, and disposal into EPA Class II injection wells to protect our groundwater. Cypress works closely with its customers to help them protect people, property, and the environment, and to assist their compliance with increasingly complex and strict rules and regulations. Cypress is headquartered in Tulsa, Oklahoma.

Cypress Environmental Partners, L.P. – Q1 2021 Earnings Release

CAUTIONARY STATEMENTS

This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding Cypress Environmental Partners, L.P., including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond Cypress's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, Cypress's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.

The key risk factors that may have a direct bearing on Cypress's results of operations and financial condition are described in detail in the "Risk Factors" section of Cypress's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in Cypress's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Cypress undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.

Investors or Analysts:

Contact: Cypress Environmental Partners, L.P. - Jeff Herbers – Vice President & Chief Financial Officer
jeff.herbers@cypressenvironmental.biz or 918-947-5730

Cypress Environmental Partners, L.P. – Q1 2021 Earnings Release

CYPRESS ENVIRONMENTAL PARTNERS, L.P.

 Unaudited Condensed Consolidated Balance Sheets

 As of March 31, 2021 and December 31, 2020

 (in thousands)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$5,291	$17,893
Trade accounts receivable, net	13,565	18,420
Prepaid expenses and other	1,926	2,033
Total current assets	20,782	38,346
Property and equipment:
Property and equipment, at cost	26,858	26,929
Less: Accumulated depreciation	17,050	16,470
Total property and equipment, net	9,808	10,459
Intangible assets, net	16,719	17,386
Goodwill	50,407	50,389
Finance lease right-of-use assets, net	538	607
Operating lease right-of-use assets	1,831	1,987
Debt issuance costs, net	1,079	242
Other assets	572	570
Total assets	$101,736	$119,986

LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Accounts payable	$1,819	$2,070
Accounts payable - affiliates	5,697	58
Accrued payroll and other	6,949	4,876
Income taxes payable	345	328
Finance lease obligations	250	250
Operating lease obligations	357	439
Total current liabilities	15,417	8,021
Long-term debt	41,829	62,029
Finance lease obligations	238	300
Operating lease obligations	1,413	1,549
Other noncurrent liabilities	339	182
Total liabilities	59,236	72,081

Owners' equity:
Partners’ capital:
Common units (12,331 and 12,213 units outstanding at
March 31, 2021 and December 31, 2020, respectively)	23,581	27,507
Preferred units (5,769 units outstanding at March 31, 2021 and December 31, 2020)	45,324	44,291
General partner	(25,876)	(25,876)
Accumulated other comprehensive loss	(2,708)	(2,655)
Total partners' capital	40,321	43,267
Noncontrolling interests	2,179	4,638
Total owners' equity	42,500	47,905
Total liabilities and owners' equity	$101,736	$119,986

Cypress Environmental Partners, L.P. – Q1 2021 Earnings Release

CYPRESS ENVIRONMENTAL PARTNERS, L.P.

 Unaudited Condensed Consolidated Statements of Operations

 For the Three Months Ended March 31, 2021 and 2020

 (in thousands, except per unit data)

	Three Months Ended March 31,
	2021	2020
Revenue	$26,946	$68,483
Costs of services	24,050	60,528
Gross margin	2,896	7,955

Operating costs and expense:
General and administrative	4,326	5,940
Depreciation, amortization and accretion	1,239	1,208
Gain on asset disposals, net	(37)	(12)
Operating (loss) income	(2,632)	819

Other (expense) income:
Interest expense, net	(802)	(1,124)
Foreign currency (losses) gains	69	(457)
Other, net	116	105
Net loss before income tax (benefit) expense	(3,249)	(657)
Income tax (benefit) expense	(102)	220
Net loss	(3,147)	(877)

Net loss attributable to noncontrolling interests	(494)	(88)
Net loss attributable to limited partners	(2,653)	(789)

Net income attributable to preferred unitholder	1,033	1,033
Net loss attributable to common unitholders	$(3,686)	$(1,822)

Net loss per common limited partner unit:
Basic and diluted	$(0.30)	$(0.15)

Weighted average common units outstanding:
Basic and diluted	12,243	12,096

Cypress Environmental Partners, L.P. – Q1 2021 Earnings Release

Reconciliation of Net Loss to Adjusted EBITDA and
Distributable Cash Flow

	Three Months ended March 31,
	2021	2020
	(in thousands)
Net loss	$(3,147)	$(877)
Add:
Interest expense	802	1,124
Depreciation, amortization and accretion	1,443	1,480
Income tax (benefit) expense	(102)	220
Equity based compensation	253	264
Foreign currency losses	—	457
Less:
Foreign currency gains	69	—
Adjusted EBITDA	$(820)	$2,668

Adjusted EBITDA attributable to noncontrolling interests	(375)	62
Adjusted EBITDA attributable to limited partners	$(445)	$2,606

Less:
Preferred unit distributions paid or accrued	1,033	1,033
Cash interest paid, cash taxes paid, and maintenance capital expenditures	1,641	1,205
Distributable cash flow	$(3,119)	$368

Cypress Environmental Partners, L.P. – Q1 2021 Earnings Release

Reconciliation of Net Loss Attributable to Limited Partners to Adjusted

EBITDA Attributable to Limited Partners and Distributable Cash Flow

	Three Months ended March 31,
	2021	2020
	(in thousands)
Net loss attributable to limited partners	$(2,653)	$(789)
Add:
Interest expense attributable to limited partners	799	1,124
Depreciation, amortization and accretion attributable to limited partners	1,327	1,335
Income tax expense attributable to limited partners	(102)	215
Equity based compensation attributable to limited partners	253	264
Foreign currency losses attributable to limited partners	—	457
Less:
Foreign currency gains attributable to limited partners	69	—
Adjusted EBITDA attributable to limited partners	(445)	2,606

Less:
Preferred unit distributions paid or accrued	1,033	1,033
Cash interest paid, cash taxes paid, and maintenance capital expenditures
attributable to limited partners	1,641	1,205
Distributable cash flow	$(3,119)	$368

Reconciliation of Net Cash Flows Provided By Operating

Activities to Adjusted EBITDA and Distributable Cash Flow

	Three Months ended March 31,
	2021	2020
	(in thousands)
Cash flows provided by operating activities	$10,883	$4,405
Changes in trade accounts receivable, net	(4,855)	(7,698)
Changes in prepaid expenses and other	(142)	577
Changes in accounts payable and accounts payable - affiliates	(5,277)	1,197
Changes in accrued liabilities and other	(1,967)	3,154
Change in income taxes payable	(17)	(221)
Interest expense (excluding non-cash interest)	622	980
Income tax expense (excluding deferred taxes)	(102)	220
Other	35	54
Adjusted EBITDA	$(820)	$2,668

Adjusted EBITDA attributable to noncontrolling interests	(375)	62
Adjusted EBITDA attributable to limited partners	$(445)	$2,606

Less:
Preferred unit distributions paid or accrued	1,033	1,033
Cash interest paid, cash taxes paid, and maintenance capital expenditures	1,641	1,205
Distributable cash flow	$(3,119)	$368

Cypress Environmental Partners, L.P. – Q1 2021 Earnings Release

Operating Data

	Three Months
	Ended March 31,
	2021		2020
Avg. number of inspectors	447		1,016
Avg. revenue per inspector per week	$4,429		$4,838
Inspection Services gross margins	10.3%		10.0%
Avg. number of field personnel	23		27
Avg. revenue per field personnel per week	$1,089		$8,325
Pipeline & Process Services gross margins	(154.7)%		19.2%
Total barrels of saltwater processed (000's)	1,393		2,321
Avg. revenue per barrel	$0.84		$0.72
Environmental Services gross margins	65.9%		61.3%
Capital expenditures (000's)	$104		$1,140
Common unit distributions (000's)	$—		$2,562
Preferred unit distributions paid (000's)	$—		$1,033
Preferred unit distributions accrued (000's)	$1,033		$—
Net debt leverage ratio	4.59	x	2.04	x

Cypress Environmental Partners, L.P. – Q1 2021 Earnings Release